                                                                      EXHIBIT 10

                         (Coopers & Lybrand Letterhead)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Post-Effective Amendment No. 20 to the Registration Statement of MONY America Variable Account A on Form N-4 (File No. 33-20453) of our reports dated February 11, 1998 and February 27, 1998 on our audits of the financial statements of MONY America Variable Account A and MONY Life Insurance Company of America, respectively.


     We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Independent Accountants."

                                          Coopers & Lybrand L.L.P.

New York, New York

March 2, 1998